SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549



                                 FORM 8-K

                              CURRENT REPORT
                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934




      DATE OF REPORT (Date of earliest event reported):  May 15, 1995


                           FIRST COMMERCE CORPORATION
            (Exact name of registrant as specified in its charter)


        LOUISIANA                 0-7931                 72-0701203
 (State of incorporation)  (Commission File Number)    (IRS Employer
                                                   Identification Number)



                    210 BARONNE ST., NEW ORLEANS, LOUISIANA  70112
             (Address of principal executive offices - Zip Code)



     Registrant's telephone number, including area code:  (504) 561-1371


                                           N/A
              (Former name or former address, if changed since last report)

          Item 5.   Other Events.

               On May 15, 1995, First Commerce Corporation (FCC) and Central Corporation (Central) entered into a definitive agreement to merge Central into FCC. Central, the parent company of Central Bank, is a bank holding company located in Monroe, Louisiana with assets of approximately $834 million. Under the terms of the agreement, Central Bank will retain separate bank status and will become a wholly owned subsidiary of FCC. The merger is subject to approvals of regulatory agencies and the shareholders of both FCC and Central, among other conditions. If all conditions are met, the transaction is expected to be completed in the fourth quarter of 1995.

               Upon consummation of the merger, each outstanding share of Central common stock will be converted into 1.67 shares of FCC common stock, subject to reduction in certain limited circumstances not expected to occur. The exact number of shares will be determined at the time the merger is effected, but in no event will exceed 6,792,453 shares. Based on FCC's stock price on May 24, 1995, the approximate value of the transaction is $188 million. The merger will be accounted for as a pooling-of-interests. Central has also granted an option to FCC to purchase or require Central to repurchase for cash up to 19.9% of its outstanding common stock, exercisable in certain limited circumstances.

               Item 7.   Financial Statements and Exhibits.

               (a) Interim Consolidated Financial Statements of Central Corporation (unaudited):

                    Consolidated Statement of Condition as of March 31, 1995 Consolidated Statements of Income for the quarters ended March 31, 1995 and 1994
                    Consolidated Statements of Cash Flows for the quarters ended March 31, 1995 and 1994
                    Notes to Consolidated Financial Statements

               (b)  Consolidated   Financial    Statements    of    Central
                    Corporation:

                    Consolidated Statements of Condition as of December 31, 1994 and 1993
                    Consolidated Statements of Income for the years ended December 31, 1994, 1993 and 1992 Consolidated Statements of Cash Flows for the years ended December 31, 1994, 1993 and 1992 Consolidated Statements of Changes in Stockholders' Equity for the years ended December 31, 1994, 1993 and 1992
                    Notes to Consolidated Financial Statements
                    Independent Auditors' Report

               (c) First Commerce Corporation Pro Forma Condensed Combined Financial Information (Unaudited):

                    Pro Forma Condensed Combined Balance Sheet as of March 31, 1995
                    Pro Forma Condensed Combined Statement of Income for the three months ended March 31, 1995
                    Pro Forma Condensed Combined Statement of Income for the year ended December 31, 1994
                    Pro Forma Condensed Combined Statement of Income for the year ended December 31, 1993
                    Pro Forma Condensed Combined Statement of Income for the year ended December 31, 1992
                    Notes  to  Pro  Forma Condensed Combined Financial
                    Statements

               (d)  Exhibits

                    4.1 Indenture between First Commerce Corporation and Republic Bank Dallas, N.A. (now NationsBank of Texas, N.A.), Trustee, including the form of 12-3/4% Convertible
                         Debenture  due  2000, Series  A  included  as
                         Exhibit 4.1 to First Commerce Corporation's Annual Report on Form 10-K for the year ended December 31, 1985 and incorporated herein by reference.

                    4.2 Indenture between First Commerce Corporation and Republic Bank Dallas, N.A. (now NationsBank of Texas, N.A.), Trustee, including the form of 12-3/4% Convertible
                         Debenture  due  2000, Series  B  included  as
                         Exhibit 4.2 to First Commerce Corporation's Annual Report on Form 10-K for the year ended December 31, 1986 and incorporated herein by reference.

                    23.1 Consent of Ernst & Young LLP

                    23.2 Consent of Deloitte & Touche LLP

                           CENTRAL CORPORATION
          UNAUDITED INTERIM CONSOLIDATED STATEMENT OF CONDITION
          AS OF MARCH 31, 1995 AND THE RELATED UNAUDITED
          CONSOLIDATED STATEMENTS OF INCOME AND CASH FLOWS FOR
          THE THREE MONTH PERIOD ENDED MARCH 31, 1995 AND 1994.

                          CENTRAL CORPORATION
                 CONSOLIDATED STATEMENTS OF CONDITION
                     (dollar amounts in thousands)
                                                          (unaudited)
                                                            March 31,    December 31,
                                                             1995          1994
Assets
_______
Cash and due from banks                                    $ 38,545       $ 40,585
Federal funds sold                                           56,035         78,000
Securities available for sale, at fair value                 35,742          9,921
Investment securities (fair value $83,135
    and $73,139)                                             84,751         76,198
Loans                                                       594,709        593,689
  Less:  Allowance for possible loan losses                   9,929          9,836
                                                           ________       ________
              Net loans                                     584,780        583,853

Bank premises and equipment                                  19,199         16,339
Other real estate                                             1,144          1,527
Accrued interest receivable                                   6,234          5,721
Other assets                                                  7,622          8,006
                                                           ________       ________
    Total assets                                           $834,052       $820,150
                                                           ========       ========

Liabilities and Stockholders' Equity

Deposits:
  Noninterest bearing                                      $114,959       $124,471
  Interest bearing                                          629,035        589,657
                                                           ________       ________
    Total deposits                                          743,994        714,128

Federal funds purchased                                       8,179         29,602
Accrued interest payable                                      2,707          2,215
Other liabilities                                             5,208          2,991
Dividends payable                                               407            407
Capital lease obligations                                       774            701
                                                            _______        _______
    Total liabilities                                       761,269        750,044

Stockholders' equity:
  Capital stock of $1.00 par value - authorized
    20,000,000 shares; issued and outstanding 4,066,731
    (2,711,154 in 1994)                                       4,067          4,067
  Surplus                                                    15,904         15,904
  Retained earnings                                          52,975         50,419
  Unrealized gains on securities available
    for sale, net                                              (163)          (284)
                                                           ________       _________
    Total stockholders' equity                               72,783         70,106
                                                           ________       _________
    Total liabilities and stockholders' equity             $834,052       $820,150
                                                           ========       =========
     The statement of condition at December 31, 1994 has been taken from the audited statement of condition as of that date.

                          CENTRAL CORPORATION
                   CONSOLIDATED STATEMENTS OF INCOME
                (in thousands except per share amounts)
                              (unaudited)
                                                               Quarters Ended
                                                                  March 31
                                                          -----------------------
                                                            1995            1994
Interest income:
  Loans:
    Taxable                                                $13,891        $11,314
    Nontaxable                                                 150            155
 Investment securities:
    Taxable                                                  1,072          1,479
    Nontaxable                                                  62            102
 Federal funds sold                                          1,119            345
 Other                                                           1              1
                                                           _______        _______
       Total interest income                                16,295         13,396

Interest expense:
  Deposits                                                   6,416          4,665
  Federal funds purchased                                      117             76
  Capital lease obligations                                     18             13
                                                            ______         ______
       Total interest expense                                6,551          4,754
                                                            ______         ______
       Net interest income                                   9,744          8,642
Provision for possible loan losses                             230            600
                                                            ______         ______
  Net interest income after provision
   for possible loan losses                                  9,514          8,042
Other revenues:
  Service charges on deposit accounts                        1,824          1,614
  Loan fees                                                  1,378          1,478
  Trust income                                                 455            438
  Insurance income                                             186            204
  Miscellaneous income                                         358            246
                                                            ______         ______
       Total other revenues                                  4,201          3,980

Other expenses:
  Salaries and employee benefits                             4,489          4,151
  Data processing                                              991            809
  Postage and supplies                                         548            444
  Occupancy                                                    527            435
  FDIC deposit insurance                                       394            377
  Marketing                                                    444            365
  Communications                                               317            280
  Other equipment                                              334            307
  Other                                                        956          1,112
                                                            ______          _____
       Total other expenses                                  9,000          8,280
                                                            ______          _____
Income before federal income taxes                           4,715          3,742
Federal income taxes                                         1,752          1,315
                                                            ______          ______
       Net income                                          $ 2,963        $ 2,427
                                                           =======        =======
Net income per share (See note 2)                          $   .73        $   .60
                                                           =======        =======
Cash dividends per share (See note 2)                      $   .10        $   .08
                                                           =======        =======

                          CENTRAL CORPORATION
                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                     (dollar amounts in thousands)
                              (unaudited)
                                                               Quarters Ended
                                                                 March 31
                                                             1995           1994
                                                            ------         ------
Cash flow provided by operations                           $ 6,333        $ 6,959

Cash flow from investing activities:
  Maturities of investment securities                        7,560         15,992
  Purchases of investment securities                       (41,754)           ---
  Net change in loans (excluding sales)                    (19,886)       (15,916)
  Sales of loans                                            18,918         21,378
  Capital expenditures                                      (3,490)          (219)
  Proceeds from sale of other real estate                      205            193
                                                          _________       ________
      Net cash (used in) provided by
        investing activities                               (38,447)        21,428


Cash flow from financing activities:
  Net change in deposits                                    29,866           (506)
  Net change in federal funds purchased                    (21,423)       (12,273)
  Dividends paid                                              (407)          (325)
  Payments on capital lease obligations                        (67)           (56)
  Increase in capital lease obligations                        140            ---
                                                          __________      ________
      Net cash (used in) provided by
        financing activities                                 8,109        (13,160)
                                                          __________      _________
Change in cash and federal funds sold                      (24,005)        15,227

Beginning cash and federal funds sold                      118,585         63,340
                                                          __________      _________

Ending cash and federal funds sold                         $94,580        $78,567
                                                           =======        =======

                          CENTRAL CORPORATION

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. The accompanying unaudited financial statements reflect all adjustments which are, in the opinion of management, necessary to present fairly the consolidated financial position and results of operations of Central Corporation (the Corporation) and its wholly-owned subsidiary, Central Bank (Central), in accordance with generally accepted accounting principles consistently applied for the dates and periods indicated. All such adjustments are of a normal recurring nature. Users of these financial statements are presumed to be familiar with the audited financial statements included in previous reports to the Securities and Exchange Commission.


2. Per share calculations have been restated to reflect a three-for-two stock split which occurred during the second quarter of 1994.


3. Certain 1994 balances have been reclassified to conform to current year presentation.

                              CENTRAL CORPORATION
   CONSOLIDATED STATEMENTS OF CONDITION AS OF DECEMBER 31, 1994 AND 1993
   AND THE RELATED CONSOLIDATED STATEMENTS OF INCOME, CHANGES IN STOCKHOLDERS' EQUITY AND CASH FLOWS FOR EACH OF THE YEARS IN THE THREE YEAR PERIOD ENDED DECEMBER 31, 1994, TOGETHER WITH AUDITORS' REPORT.

                              Consolidated Statements

            Central Corporation
            Consolidated Statements Of Condition
            (Dollar amounts expressed in thousands except share data)

                                                              December 31
                                                          1994         1993
  ASSETS                                                ________     ________
  Cash and due from banks                              $  40,585    $  27,018
  Federal funds sold                                      78,000       36,322
  Securities available for sale, at fair value             9,921       41,769
  Investment securities (fair value $73,139 and
    $91,209)                                              76,198       90,960

  Loans                                                  593,689      559,900
    Less:  Allowance for possible loan losses              9,836       10,080
                                                        ________     ________
           Net loans                                     583,853      549,820

  Bank premises and equipment                             16,339       14,970
  Other real estate                                        1,527        4,000
  Accrued interest receivable                              5,721        6,294
  Other assets                                             8,006        6,873
                                                        ________     ________
        Total assets                                    $820,150     $778,026
                                                        ========     ========
  LIABILITIES AND STOCKHOLDERS' EQUITY

   Deposits:
   Noninterest bearing                                 $124,471     $118,410
   Interest bearing                                     589,657      569,719
                                                       ________     ________
       Total deposits                                   714,128      688,129

  Federal funds purchased                                29,602       22,148
  Accrued interest payable                                2,215        1,894
  Other liabilities                                       2,991        3,153
  Dividends payable                                         407          325
  Capital lease obligations                                 701          797
                                                       ________     ________
       Total liabilities                                750,044      716,446

  Stockholders' equity:
   Capital stock of $1.00 par value - authorized
      20,000,000 shares; issued and outstanding
       4,066,731 shares (2,711,154 in 1993)               4,067        2,711
     Surplus                                             15,904       17,260
     Retained earnings                                   50,419       41,437
     Unrealized gains (losses) on securities available
       for sale, net                                       (284)         172
                                                        ________     ________
       Total stockholders' equity                        70,106       61,580

       Total liabilities and stockholders' equity      $820,150     $778,026
                                                       ========     ========

            See notes to consolidated financial statements.

                                            Consolidated Statements

            Central Corporation
            Consolidated Statements Of Income
            (Dollar amounts expressed in thousands except share data)

                                                                    Years ended December 31
                                                                   1994      1993         1992
                                                                   ____      ____         ____
            Interest income:
               Loans:
                 Taxable                                         $47,796   $ 43,700     $ 43,592
                 Nontaxable                                          661        576          615
               Investment securities:
                 Taxable                                           4,999      6,677        8,746
                 Nontaxable                                          387        583          737
               Federal funds sold                                  2,468        983        1,003
               Other short-term investments                            3        370        1,616
                                                                  ______     ______       ______
                  Total interest income                           56,314     52,889       56,309

            Interest expense:
               Deposits                                           20,710     19,700       25,149
               Federal funds purchased                               324        314          468
               Capital lease obligations and other debt               50         70          362
                                                                  ______     ______       ______
                  Total interest expense                          21,084     20,084       25,979
                                                                  ______     ______       ______
                  Net interest income                             35,230     32,805       30,330

            Provision for possible loan losses                     1,025      3,080        4,185
                                                                  ______     ______       ______
                  Net interest income after provision
                    for possible loan losses                      34,205     29,725       26,145

            Other revenues:
               Service charges on deposit accounts                 6,571      6,473        6,136
               Loan fees                                           5,814      6,022        5,571
               Trust income                                        1,802      1,645        1,332
               Insurance income                                      591        715          656
               Gain on sale of securities                            ---        125          ---
               Miscellaneous income                                1,354        918          803
                                                                  ______     ______       ______
                  Total other revenues                            16,132     15,898       14,498

            Other expenses:
               Salaries and employee benefits                     17,099     15,614       13,790
               Data processing                                     3,448      3,048        2,711
               Postage and supplies                                1,872      1,787        1,774
               Occupancy                                           1,952      1,647        1,758
               FDIC deposit insurance                              1,525      1,481        1,527
               Marketing                                           1,757      1,438        1,385
               Communications                                      1,226      1,038        1,116
               Other equipment                                     1,286      1,131        1,040
               Other                                               4,366      5,220        5,169
                                                                  ______     ______       ______
                  Total other expenses                            34,531     32,404       30,270
                                                                  ______     ______       ______
            Income before federal income taxes                    15,806     13,219       10,373
            Federal income taxes                                   5,279      4,194        3,321
                                                                  ______     ______       ______
                  Net income                                     $10,527    $ 9,025      $ 7,052
                                                                  ======     ======       ======

            Net income per share                                 $  2.59    $  2.22      $  1.73
                                                                  ======     ======       ======
            Cash dividends per share                             $   .38    $   .31      $   .27
                                                                  ======     ======       ======
            See notes to consolidated financial statements.


                                            Consolidated Statements

            Central Corporation
            Consolidated Statements Of Cash Flows
            (Dollar amounts expressed in thousands)

                                                                     Years ended December 31
                                                                   1994        1993       1992
                                                                   ____        _____      ____
            Cash flow provided by operations:
               Net income                                    $   10,527    $   9,025   $   7,052
               Noncash adjustments:
                 Provision for possible loan losses               1,025        3,080       4,185
                 Depreciation and amortization                    1,828        2,072       2,663
                 Other real estate write-downs                      148          405         414
                 Deferred income taxes                              449         (429)       (490)
                 Decrease (increase) in interest receivable         573         (900)      1,881
                 Increase (decrease) in interest payable            321         (384)     (1,121)
                 Increase (decrease) in income taxes payable       (207)        (259)        846
                 Gain on sales of other real estate                  (3)        (146)       (123)
                 Gain on sale of securities                         ---         (125)        ---
                 Other                                           (1,049)        (441)       (700)
                                                                 ______       ______      ______
                  Net cash provided by operations                13,612       11,898      14,607

            Cash flow from investing activities:

            Maturities of securities                             63,627      135,992     158,829
            Purchases of securities                             (17,708)    (113,018)   (162,357)
            Net change in loans (excluding sales)               (96,804)     (72,844)    (79,592)
            Sales of loans                                       61,479       15,228      11,939
            Net change in other short-term investments              ---       10,000      74,972
            Capital expenditures                                 (3,450)      (2,027)     (1,684)
            Proceeds from sales of other real estate              2,595        1,080       4,319
            Proceeds from sale of securities                        ---          235         ---
                                                                 ______       ______      ______
                  Net cash (used in) provided by
                    investing activities                          9,739      (25,354)      6,426

            Cash flow from financing activities:

            Increase in deposits                                 25,999        4,612       2,794
            Net change in federal funds purchased                 7,454          (29)      5,527
            Dividends paid                                       (1,463)      (1,193)     (1,030)
            Increase in capital lease obligations                   131          ---         ---
            Payments on long-term debt                              ---       (4,369)       (332)
            Payments on capital lease obligations                  (227)        (216)       (153)
                                                                 ______       ______      ______
                  Net cash (used in) provided by
                    financing activities                         31,894       (1,195)      6,806
                                                                 ______       ______      ______
            Change in cash and federal funds sold                55,245      (14,651)     27,839

            Beginning cash and federal funds sold                63,340       77,991      50,152
                                                                 ______       ______      ______
            Ending cash and federal funds sold                $ 118,585    $  63,340  $   77,991
                                                                =======       =======     ======

            See notes to consolidated financial statements.

                                            Consolidated Statements

            Central Corporation
            Consolidated Statements Of Changes In Stockholders' Equity
            (Dollar amounts expressed in thousands)

                                                                             Unrealized
                                                                           gains (losses)
                                                                           on securities
                                              Capital            Retained    available
                                               stock    Surplus  earnings    for sale      Total
                                              _______   _______  ________  _____________  ______

            Balance at December 31, 1991     $11,296   $ 6,867   $29,499   $     ---     $47,662

            Net income                           ---       ---     7,052         ---       7,052
            Cash dividends                       ---       ---    (1,084)        ---      (1,084)
                                              ______    ______    ______     _______      ______
            Balance at December 31, 1992      11,296     6,867    35,467         ---      53,630

            Change in par value              (10,393)   10,393       ---         ---         ---
            Stock split - three for one        1,808       ---    (1,808)        ---         ---
            Net income                           ---       ---     9,025         ---       9,025
            Cash dividends                       ---       ---    (1,247)        ---      (1,247)
            Change in unrealized gains on
               securities available for
               sale, net                         ---       ---       ---         172         172
                                              ______    ______    ______     _______      ______
            Balance at December 31, 1993       2,711    17,260    41,437         172      61,580

            Stock split - three for two        1,356    (1,356)      ---         ---         ---
            Net income                           ---       ---    10,527         ---      10,527
            Cash dividends                       ---       ---    (1,545)        ---      (1,545)
            Change in unrealized gains
               (losses) on securities
               available for sale, net           ---       ---       ---        (456)       (456)
                                              ______    ______    ______     _______      ______
            Balance at December 31, 1994     $ 4,067   $15,904   $50,419     $  (284)    $70,106
                                              ======    ======    ======     =======     =======

            See notes to consolidated financial statements.

                                       Notes

            Notes To Consolidated Financial Statements
            (Dollar amounts expressed in thousands)

            1. Summary of  Significant Accounting  Policies

            Organization of Central Corporation and Summary of
            Significant Accounting Policies

            Central Corporation (the Corporation) is a bank holding
              company organized under the laws of the State of Louisiana. Its principal operating unit, Central Bank (Central), was organized in 1905 under a Louisiana charter.

            (a) Consolidation and Basis of Presentation
                 The consolidated financial statements include the accounts of the Corporation and its wholly-owned subsidiary for all periods presented. Intercompany transactions and balances have been eliminated.

                 The consolidated financial statements are presented on an historical cost basis. Where required under generally accepted accounting principles, additional information regarding the fair value of financial instruments is provided in note 13.

            (b) Cash and Federal Funds Sold
                 For purposes of presenting the statement of cash flows, the Corporation considers federal funds sold having a maturity of one day as a cash equivalent to be included with cash and due from banks.

            (c) Securities
                 Securities designated as "investment securities" and other short-term investments are stated at cost, adjusted for amortization of the related premiums and accretion of discounts, computed using a method that approximates level yield. These securities are acquired with the intent to hold them to maturity and the Corporation has the ability to do so.

               Securities designated as "available for sale" are stated
                 at fair value. Unrealized gains and losses are aggregated and reported as a separate component of stockholders' equity, net of deferred taxes. These securities are acquired with the intent to hold them to maturity, but they are available for disposal in the event of unforeseen liquidity needs.

           (d) Loans
                Loans are stated at the principal amount outstanding, net of unearned discount and deferred nonrefundable loan fees net of related direct origination costs. Interest revenue is recognized using the interest method based on the contractual terms of each loan.

                The accrual of interest on a loan is discontinued when
                 collection is in doubt. Receipts of previously nonaccrued interest are recognized as income on a cash basis when collection of the outstanding principal is considered likely.

           (e) Allowance for Possible Loan Losses
                The allowance for possible loan losses is established
                 through a provision for possible loan losses charged to expense. Amounts are charged against the allowance for possible loan losses to reduce the loans to their estimated collectible amount when management believes that the collection of the full principal balance is unlikely. The allowance is an amount that management believes will be adequate to absorb possible loan losses based on evaluations of the collectibility of loans and prior loan loss experience.

               The evaluations take into consideration such factors as
                 changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrower's ability to pay.

           (f) Bank Premises and Equipment
                 Bank premises and equipment are recorded at cost. Depreciation is recognized over the estimated useful lives of each asset using the straight-line method.

           (g) Other Real Estate
                 Other real estate acquired through foreclosure is carried at the lower of its cost or fair value net of disposal costs. Any loss incurred upon foreclosure is charged against the allowance for possible loan losses. Subsequent gains or losses as well as related operating income and expenses are included in other expenses.

                                       Notes

           (h) Federal Income Taxes
                 The Corporation files a consolidated federal income tax return. Income taxes are accounted for under the liability method. Deferred tax assets and liabilities are recorded based on the difference between the tax basis and the carrying amounts for financial reporting purposes of the Corporation's various assets and liabilities. Tax credits allowed by the Internal Revenue Service are generally taken in the year earned as a reduction to income tax expense using the flow-through method.

           (i) Net Income and Dividends Per Share
                 Net income per share calculations are based on the weighted average number of shares outstanding during each year. Dividends per share calculations are based on the shares outstanding at the time of the dividend. Previously reported amounts are restated for the effects of stock splits.

           (j) Reclassifications
                 Certain balances have been reclassified to conform to current year presentation.

            2. Securities Available for Sale

            On December 31, 1993, the Corporation adopted Statement of
              Financial Accounting Standard No. 115 and began segregating certain securities that could be sold prior to their contractual maturity in the event of unforeseen liquidity needs. These securities are reported at fair value on the consolidated statement of condition with unrealized gains and losses listed as a separate component of stockholders'
              equity, net of deferred income tax.   A comparison of their
              amortized cost and fair value follows:

                                                       December 31, 1994
                                           Amortized  Unrealized   Unrealized      Fair
                                             cost       gains       losses        value
                                          __________  __________   __________   __________

            U.S. government agencies      $   9,040    $     ---   $      430   $    8,610
            Equity securities                 1,311          ---          ---        1,311
                                          _________   __________   __________   __________
                                           $ 10,351    $     ---   $      430   $    9,921
                                          =========   ==========   ==========   ==========

                                                          December 31, 1993
                                           Amortized  Unrealized   Unrealized      Fair
                                              cost      gains        losses        value
                                          _________   __________   __________   __________
            U.S. government obligations    $ 17,133    $     219   $      ---   $   17,352
            U.S. government agencies         23,065           70           29       23,106
            Equity securities                 1,311          ---          ---        1,311
                                          _________   __________   __________   __________
                                           $ 41,509    $     289   $       29   $   41,769
                                          =========   ==========   ==========   ==========

            The following table presents the carrying value and fair value of securities that are available for sale at December 31, 1994 by remaining maturities:

                                                      Carrying value      Fair value
                                                      ______________     ____________

            Maturing within one year                   $   3,346         $   3,235
            Maturing after one but within five years       5,694             5,375
            Equity securities                              1,311             1,311
                                                        ________         _________
                                                        $ 10,351         $   9,921
                                                        ========         =========

                                                     Notes

            (Dollar amounts expressed in thousands)

            3. Investment Securities

            A comparison of investment securities at carrying value and fair value follows:

                                                            December 31, 1994
                                                 Amortized  Unrealized  Unrealized    Fair
                                                   cost       gains       losses      value
                                                 _________  __________  __________  _________

            U.S. government obligations          $   6,579   $   ---   $    235    $   6,344
            U.S. government agencies
               and corporations                     65,217       ---      2,900       62,317
            Obligations of states and political
               subdivisions                          3,959        78        ---        4,037
            Collateralized mortgage obligations        433       ---          2          431
            Other securities                            10       ---        ---           10
                                                  ________   _______   ________    _________
               Total investment securities        $ 76,198   $    78   $  3,137    $  73,139
                                                  ========   =======   ========    =========

                                                              December 31, 1993
                                                  Amortized  Unrealized Unrealized   Fair
                                                     cost      gains     losses      value
                                                  _________  _________  ________  _________
            U.S. government obligations           $   6,700  $     4   $     13  $   6,691
            U.S. government agencies
               and corporations                      69,835       28        104     69,759
            Obligations of states and political
               subdivisions                           6,404      272        ---      6,676
            Collateralized mortgage obligations       8,011       83         21      8,073
            Other securities                             10      ---        ---         10
                                                  _________  _______   ________  _________
               Total investment securities        $  90,960  $   387   $    138  $  91,209
                                                  =========  =======   ========  =========

            The following table presents the carrying value and fair value of investment securities at December 31, 1994, by remaining maturities:


                                             Carrying value      Fair value
                                              ______________      __________
   Maturing within one year                       $ 37,456          $ 36,483
   Maturing after one but within five years         37,612            35,522
   Maturing after five but within ten years          1,130             1,134
                                                  ________          ________
      Total                                       $ 76,198          $ 73,139
                                                  ========          ========

            Securities and certain loans having a carrying value of
              approximately $68,904 at December 31, 1994, and $67,310 at December 31, 1993, were pledged to secure public and trust deposits and for other purposes as required or permitted by law.

            At December 31, 1993, the Corporation reclassified securities with an amortized cost of $41,509 from investment securities to securities available for sale upon the adoption of Statement of Financial Accounting Standard No. 115. This accounting change resulted in an immediate after-tax increase in stockholders' equity of $172.

                                                     Notes


         4. Loans      A summary of loans by category is as follows:

                                                            December 31
                                                         1994          1993
                                                         ____          ____
            Commercial, financial, and agricultural    $125,793      $104,244
            Real estate - construction                   15,264        14,341
            Real estate - mortgage                      156,643       169,642
            Installment (net of unearned discount
               of $7,851 and $8,430)                    295,989       271,673
                                                        _______       _______
                                                        593,689       559,900
            Less:
               Allowance for possible loan losses         9,836        10,080
                                                        _______       _______
                                                       $583,853      $549,820
                                                        =======       =======

            Nonaccrual loans amounted to approximately $814 at December 31,
              1994, and $5,627 at December 31, 1993. The effect of such loans was to reduce net income by $76 in 1994, $437 in 1993, and $244 in 1992. Loans characterized as troubled debt restructuring were not significant.

            The Bank, from time to time, makes loans to its officers and directors as well as other related parties at substantially the same terms as those prevailing at the time for comparable transactions with unrelated parties. These loans do not involve more than normal risks of collectability. A summary of changes in such loans during 1994 follows:

            Balance at beginning of year                             $24,780
            Additions                                                  9,478
            Less:  Amounts collected                                   8,148
                                                                      ______
            Balance at end of year                                   $26,110
                                                                      ======
            Changes in the allowance for possible loan losses are summarized as follows:

                                                  1994       1993      1992
                                                  ____       ____      ____
       Balance at beginning of year             $10,080   $  8,850  $  7,201
       Provision charged to operating
           expenses                               1,025      3,080     4,185
       Less: Loans charged off, net of
            recoveries of $1,041 in
            1994, $1,154 in 1993,
             and $1,141 in 1992                   1,269      1,850     2,536
                                                 ______    _______   _______
       Balance at end of year                   $ 9,836   $ 10,080  $  8,850
                                                 ======    =======   =======

        Statement of Financial Accounting Standard No. 114, Accounting by Creditors for Impairment of a Loan, was issued in May, 1993. The Statement will require impaired loans to be measured based on the present value of their expected cash flows in determining the adequacy of the allowance for possible loan losses. While only lost principal is currently covered by the allowance today, future allowances will be required to cover lost interest as well. Statement of Financial Accounting Standard No. 118, Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures was issued in October, 1994. This Statement allows a creditor to use existing methods for recognizing interest income on impaired loans. It is anticipated that any effect of adopting these new accounting changes in 1995 will not be material and can be covered by existing unallocated reserves.

                                            Notes

            (Dollar amounts expressed in thousands)

            5. Bank Premises and Equipment

            The following is a summary of bank premises and equipment, at cost:

                                                            December 31
                                                          1994        1993
                                                          ____        ____
         Land                                         $   3,374  $    3,374
         Bank premises                                   14,042      12,627
         Equipment                                       13,709      12,113
                                                        _______     _______
                                                         31,125      28,114
         Less:  Accumulated depreciation                 14,786      13,144
                                                        _______     _______
                                                       $ 16,339    $ 14,970
                                                        =======     =======

            Depreciation was charged to operations as follows:

                                                     Years ended December 31
                                                     1994     1993     1992
                                                     ____     ____     ____
         Occupancy expense                        $   565  $   476  $   570
         Equipment expense                          1,516    1,415    1,261
                                                    _____    _____    _____
                                                   $2,081   $1,891   $1,831
                                                    =====    =====    =====
         6. Deposits

         The following is a summary of deposits by type:

                                                             December 31
                                                           1994        1993
                                                           ____        ____
          Demand                                        $124,471    $118,410
          Interest bearing demand                         91,704      90,753
          Savings                                        157,522     163,179
          Time                                           340,431     315,787
                                                         _______     _______
                                                        $714,128    $688,129
                                                         =======     =======

           Time deposits of one hundred thousand dollars or more at December 31, 1994 and 1993 were approximately $59,867 and $62,270, respectively.

           The Corporation made interest payments on deposits and other borrowings of $20,763, $20,468, and $27,100 in 1994, 1993, and 1992, respectively.

                                       Notes

            7. Pension Plan

            The Corporation's noncontributory pension plan covers
              substantially all employees having completed one year of employment. Benefits under the plan are based upon years of service and the employee's compensation during the last five years of employment. The Corporation's funding policy is to contribute annually the maximum amount that can be deducted for federal income tax purposes. Data relative to the plan at December 31 follows:


                                                      1994       1993
                                                      ____       ____
            Actuarial present value of benefit
              obligation:
               Vested                               $ 5,809    $ 5,999
               Non-vested                             1,013        967
                                                     ______     ______
            Accumulated benefit obligation            6,822      6,966

            Effect of projected future
              compensation levels                     3,042      2,846
                                                     ______     ______
            Projected benefit obligation              9,864      9,812
            Estimated market value of plan assets     8,847      8,188
                                                     ______     ______
            Plan assets in excess of projected
              liabilities                            (1,017)    (1,624)
            Unrecognized transition gain               (832)      (941)
            Unrecognized net loss                     2,054      2,611
            Unrecognized past service cost              431        480
                                                     ______     ______
               Prepaid pension cost                 $   636   $    526
                                                     ======     ======

            Net pension expense was comprised of:
                                                       1994      1993      1992
                                                       ____      ____      ____
               Service cost                         $   547   $    413   $  353
               Interest on projected benefit
                 obligation                             698        606      527
               Return on plan assets                   (113)      (639)    (446)
               Net amortization and deferral           (492)        22     (236)
                                                     ______    _______    _____
                 Net pension expense                $   640   $    402   $  198
                                                     ======    =======    =====
            Assumptions used in the accounting were:

               Discount rate used in determining
                 plan liabilities                      8.00%      7.00%    8.50%
               Rate of increase in future
                 compensation levels                   5.00%      4.50%    5.00%
               Expected long-term rate of return
                 on plan assets                        8.50%      8.50%   10.00%

            8. Other Employee Benefit Plans

            Employee Stock Ownership Plan
              Generally, employees are eligible to participate in the Employee Stock Ownership Plan upon completion of one year of service. Contributions to the plan, which are at the discretion of the Board of Directors, are generally invested by the plan trustee in the common stock of the Corporation. Annual contributions are allocated to the account of each participant in the same proportion that each participant's compensation for the year bears to the total compensation of all participants for the year. A participant's interest in his or her account becomes fully vested after completion of five years of service. Contributions to the plan were $720 in 1994, $625 in 1993, and $525 in 1992.
            Savings Plan
              Employees participating in the 401(k) plan may elect to defer up to 10% of their salaries. The Corporation matches contributions at the rate of 50% on the first 6% of salary. Eligibility and vesting requirements are similar to the Employee Stock Ownership Plan except that employee contributions are vested when made. Corporation contributions amounted to $253 in 1994, $234 in 1993, and $209 in 1992.
            Other Postretirement Benefits
               The Corporation provides health care insurance benefits to its employees through retirement on a contributory basis. Generally, retirement benefits fully vest with 20 years of service and become payable at retirement. The plan has an annual limitation on the dollar amount of the employer's share of the cost of covered benefits incurred by a plan participant leaving the retiree responsible for the difference. Certain participants who have retired under an earlier plan are entitled to more liberal terms, the cost of which is not material and has been included in the accumulated postretirement benefit obligation. Until 1993, the cost of providing these benefits was expensed as paid as an extension of the group health insurance program.

                                       Notes

            (Dollar amounts expressed in thousands)

            Effective January 1, 1993, the Corporation changed its method of accounting for postretirement benefits as required by Statement of Financial Accounting Standard (SFAS) No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions. SFAS 106 requires the accrual, during an employee's active years of service, of the expected costs of providing postretirement health care benefits to retirees and their dependents. The Corporation has elected to adopt this new standard on a prospective basis recognizing the cost of the initial plan liability over twenty years. Data relative to the plan at December 31 follows:

                                                              1994       1993
                                                              ____       ____
            Accumulated postretirement benefit obligation:
                  Retirees                                  $  876     $  886
                  Others fully eligible to retire               22        115
                  Active participants                          886        720
                                                             _____      _____
               Excess liabilities over plan assets           1,784      1,721
               Unrecognized transition liability             1,286      1,358
               Unrecognized net loss                            82        173
                                                             _____      _____
               Benefits accrued in other liabilities        $  416     $  190
                                                             =====      =====

            Net periodic postretirement benefit cost was comprised of:

                                                              1994       1993
                                                              ____       ____
                  Service cost                             $    59    $    40
                  Interest cost                                119        123
                  Amortization of transition liability          72         71
                                                             _____      _____
                                                            $  250     $  234
                                                             =====      =====

            Generally, benefits are defined as a fixed amount per month and do not increase as medical costs rise. Therefore, health care cost trends do not significantly affect the determination of plan liabilities. Health care cost trends do have a bearing on the benefits payable to a small group of participants who were grandfathered under a previous health plan. Adjusting for a 1% increase in the assumed health care cost trend rate, the cost and resulting liability would have been revised as follows:
                                                              1994      1993
                                                              ____      ____
                  Service cost                            $     59   $     40
                  Interest cost                                126        130
                  Amortization of transition liability          72         71
                                                             _____      _____
                                                           $   257    $   241
                                                             =====     ======
            Accumulated postretirement benefit obligation:

                  Retirees                                 $   949    $   970
                  Others fully eligible to retire               24        127
                  Active participants                          886        720
                                                             _____      _____
                                                            $1,859     $1,817
                                                             =====      =====

            Assumptions used in the accounting were:

                                                        1994       1993
                                                        ____       ____
               Discount rate used in determining
                 plan liabilities                       8.00%      7.00%[FN]
               Rate of increase in future
                 compensation levels                        N/A        N/A
               Expected long-term rate of return
                 on plan assets                             N/A        N/A
               Expected long-term health care cost
                 trend rate                               10.00%     10.00%

[FN] 8.50% as of January 1, 1993.


            Other Postemployment Benefits
               In 1993, the Corporation adopted SFAS No. 112, Employers' Accounting for Postemployment Benefits. Although past practice generally followed this accounting standard, a one-time charge of $250 was incurred to recognize previously unrecorded commitments. Subsequent accounting under this standard has not been significant.

                                       Notes

            9. Federal Income Taxes

            Deferred income taxes reflect the net tax effects of
              temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Corporation's deferred tax assets and liabilities as of December 31 are as follows:


                                                             1994        1993
                                                             ____        ____
               Deferred tax assets:
                  Allowance for possible loan losses       $3,344      $3,427
                  Writedowns of repossessed assets            461         677
                  Unrealized losses on securities
                    available for sale                        146         ---
                                                            _____       _____
                     Total deferred tax assets              3,951       4,104
               Deferred tax liabilities:
                  Depreciation of bank premises and
                    equipment                                 443         463
                  Net loan origination costs                  460         368
                  Securities discount accretion               147         147
                  Pension accruals                            236         198
                  Unrealized gains on securities
                    available for sale                        ---          88
                  Other                                       591         551
                                                            _____       _____
                     Total deferred tax liabilities         1,877       1,815
                                                            _____       _____
                     Net deferred tax assets               $2,074      $2,289
                                                            =====       =====

            Federal income tax expense consists of the following:

                                                     1994       1993      1992
                                                     ____       ____      ____
            Currently payable                     $  4,830  $  4,623   $  3,811
            Deferred                                   449      (429)      (490)
                                                    ______    ______     ______
                  Federal income taxes            $  5,279  $  4,194   $  3,321
                                                    ======    ======     ======

            The differences between the Corporation's effective federal income tax rate and the statutory rate are summarized as follows:

                                                  1994              1993             1992
                                             Amount  Percent   Amount  Percent   Amount  Percent
                                             ______  _______   ______  _______   ______  _______
            Tax at U.S. statutory rate      $5,493    34.8%   $4,521    34.2%   $3,527    34.0%
            Tax exempt interest               (267)   (1.7)     (355)   (2.7)     (408)   (3.9)
            Other                               53      .3        28      .2       202     1.9
                                             _____   _____     _____    ____     _____    ____
            Federal income taxes            $5,279    33.4%   $4,194    31.7%   $3,321    32.0%
                                             =====   =====     =====    ====     =====    ====

            The Corporation paid federal income taxes of $5,181 in 1994, $4,740 in 1993, and $3,285 in 1992.

           10. Capital Lease Obligations

            The Corporation finances certain of its electronic data
              processing equipment under long term lease financing arrangements. Discount rates used in fixing the resulting liabilities are based on rates prevailing at the origination of the commitment and range between 6.78% and 10.1%. Scheduled payments remaining under these arrangements are as follows:


                             1995                 $267
                             1996                  267
                             1997                  121
                             1998                   92
                             1999                   76

                                       Notes

            (Dollar amounts expressed in thousands)

            11. Off-balance-sheet Risk

            In the normal course of business, the Corporation enters
              into financial instruments, such as commitments to extend credit and letters of credit, to meet the financing needs of its customers. These instruments involve, to varying degrees, elements of credit risk not reflected in the consolidated statements of condition. The contract or notional amounts of these instruments reflect the Corporation's exposure to credit loss in the event of nonperformance by the other party on whose behalf the instrument has been issued. The Corporation undertakes the same credit evaluation in making commitments and conditional obligations as it does for on-balance-sheet instruments and may require collateral or other credit support for off-balance-sheet financial instruments. These obligations are summarized below as of December 31:

                                                             1994        1993
                                                             ____        ____
                        Commitments to extend credit       $116,711    $77,095
                        Letters of credit                    $3,541     $3,506

            A commitment to extend credit is an agreement to lend to a customer as long as the conditions established in the agreement have been satisfied. A commitment to extend credit generally has a fixed expiration date or other termination clauses and may require payment of a fee by the borrower. Interest rates typically float until the commitment is exercised. Since commitments often expire without being fully drawn, the total commitment amounts do not necessarily represent future cash requirements of the Bank. The Corporation continually evaluates each customer's creditworthiness on a case-by-case basis. In some instances, a credit evaluation of a customer requesting a commitment to extend credit results in the Corporation obtaining collateral to support the obligation. Collateral held varies but may include cash, accounts receivable, inventory, property, plant and equipment, and real estate.

            Letters of credit are conditional commitments issued by the
              Corporation to guarantee the performance of a customer to a third party. The credit risk involved in issuing a letter of credit is essentially the same as that involved in extending a loan.

            The bank operates certain premises and equipment under
              noncancelable operating leases. The total rental expense charged against earnings amounted to $589 in 1994, $471 in 1993, and $385 in 1992. Minimum payments due under these contracts over the next five years amount to:

                             1995                 $893
                             1996                  788
                             1997                  438
                             1998                  300
                             1999                  180

            The Corporation and Central are parties in legal actions
              arising from normal business activities. Management has consulted with legal counsel and believes that those actions are without merit or that the ultimate liability, if any, resulting from them will not materially affect the Corporation's consolidated financial position.

            12.  Dividends and Regulatory Restrictions

            Regulations limit the availability of Central's
              undistributed retained earnings for the payment of dividends to the Corporation without prior approval of bank regulatory authorities. At December 31, 1994, approximately $13,722 of undistributed earnings were available for future distribution to the Corporation as dividends, subject to approval by the Board of Directors.

            Central is required by the Federal Reserve to maintain
              certain minimum balances of noninterest bearing deposits in either vault cash or Federal Reserve deposits. At December 31, 1994, this required balance was approximately $13,844.

                                       Notes

            13.  Fair Value of Financial Instruments

            The following disclosure of the estimated fair value of
              financial instruments is made in accordance with the requirements of SFAS No. 107, Disclosure about Fair Value of Financial Instruments, as of December 31:


                                                  1994              1993
                                                  ____              ____
                                            Carrying  Fair   Carrying   Fair
                                             value    value   value     value
                                            ________  _____  ________  _______
               Cash and cash equivalents:
                 Cash and due from banks    $40,585  $40,585  $27,018  $27,018
                 Federal funds sold          78,000   78,000   36,322   36,322
               Securities:
                 Securities available
                 for sale                     9,921    9,921   41,769   41,769
                 Investment securities       76,198   73,139   90,960   91,209
               Loans:
                 Commercial, financial
                   and agricultural         125,793  122,149  104,244   04,105
                 Real estate - construction  15,264   14,801   14,341   14,313
                 Real estate - mortgage     156,643  152,384  169,642  169,814
                 Installment                295,989  292,273  271,673  274,474
               Deposits:
                 Demand                     124,471  124,471  118,410  118,410
                 Interest bearing demand     91,704   91,704   90,753   90,753
                 Savings                    157,522  157,522  163,179  163,179
                 Time                       340,431  335,610  315,787  320,116
               Federal funds purchased       29,602   29,602   22,148   22,148
               Capital lease obligations        701      834      797      805

            Where quoted market prices are not available, fair values
              are estimated using present value or other valuation techniques, which are significantly affected by the assumptions used, such as discount rates. All non-financial instruments, by definition, have been excluded from these disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Corporation and may not be indicative of amounts that might ultimately be realized upon disposition or settlement of those assets or liabilities.

            The following methods and assumptions were used in
              estimating the fair values of financial instruments:

               Cash and cash equivalents:  The carrying amounts reported
                 in the balance sheet approximate fair value.
               Securities:  Fair values reported for these assets are
                 based on quoted market prices, where available. Otherwise, quoted market prices for comparable instruments are used.
               Loans:  For variable-rate loans that reprice frequently
                 and have no significant change in credit risk, carrying amounts are considered reasonable approximations of fair value. Certain loans that are traded in secondary markets or are backed by securities that are traded are valued based on market quotes adjusted for differences in loan characteristics and credit quality. The fair values of other fixed rate loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans having similar terms and characteristics. The carrying value of accrued interest approximates its fair value.
               Deposits:  The fair values disclosed for deposits that
                 are payable on demand equal their carrying value.
                 Similarly, variable-rate time deposits are valued at carrying value. Fair values for fixed-rate time deposits are estimated using a discounted cash flow calculation that applies interest rates currently being offered to expected maturities.
               Federal funds purchased:  The carrying amount reported in
                 the balance sheet approximates fair value.
               Long-term debt and capital lease obligations:  The fair
                 value of long-term financings are estimated using discounted cash flow analyses using rates currently available for similar borrowing arrangements.

                                                     Notes

            (Dollar amounts expressed in thousands)

            14.Parent Company Financial Statements

                                   CENTRAL CORPORATION
                                 Statements of Condition


                                                         December 31
                        Assets                         1994        1993
                       ______                          ____        ____

            Cash and due from banks                $         1   $        1
            Short-term investments                       1,767          949
            Investment in subsidiary                    68,909       61,075
            Other assets                                     6           10
                                                        ______       ______
               Total assets                            $70,683      $62,035
                                                        ======       ======

                    Liabilities and Stockholders' Equity
                    ____________________________________

            Dividends payable                        $     407   $      325
            Other liabilities                              170          130
                                                        ______       ______
               Total liabilities                           577          455
            Stockholders' equity:
               Common stock of $1.00 par value -
                 authorized 20,000,000 shares;
                 issued and outstanding 4,066,731
                 (2,711,154 in 1993)                     4,067        2,711
               Surplus                                  15,904       17,260
               Retained earnings                        50,419       41,437
               Unrealized gains on securities
                 available for sale, net                  (284)         172
                                                        ______       ______
                 Total stockholders' equity             70,106       61,580
                                                        ______       ______
                 Total liabilities and
                   stockholders' equity                $70,683      $62,035
                                                        ======       ======

                                   CENTRAL CORPORATION
                                   Statements of Income

                                                     Years ended December 31
                                                    1994     1993     1992
                                                    ____     ____     ____
            Revenues:
               Dividends from subsidiary         $  2,200  $ 3,750  $ 1,950
               Interest and other income               51       27      106
                                                    _____    _____    _____
                 Total revenues                     2,251    3,777    2,056
            Expenses:
               Interest expense                       ---       10      308
               Other operating expenses                89       96      753
                                                    _____    _____    _____
                 Total expenses                        89      106    1,061
                                                    _____    _____    _____
            Income before federal income tax
               benefit and equity in
                 undistributed income of
                 subsidiary                         2,162    3,671      995
            Federal income taxes                       10       (7)    (306)
                                                    _____    _____    _____
               Income before equity in
                 undistributed income of
                 subsidiary                         2,152    3,678    1,301
            Equity in undistributed income of
               subsidiary                           8,375    5,347    5,751
                                                   ______   ______   ______
               Net income                        $ 10,527  $ 9,025  $ 7,052
                                                   ======   ======   ======

                                                     Notes

                                   CENTRAL CORPORATION
                                 Statements of Cash Flows

                                                      Years ended December 31

                                                      1994     1993    1992
                                                      ____     ____    ____

            Cash flow provided by operations:
               Net income                           $10,527 $  9,025 $  7,052
               Noncash adjustments:
                 Undistributed income of subsidiary  (8,375)  (5,347)  (5,751)
               Amortization                              85       86      745
               Other                                     45      (23)       6
                                                     ______   ______   ______
               Net cash provided by operations        2,282    3,741    2,052

            Cash flow from investing activities:
               Net change in other short-term
                 investments                           (819)   1,821     (690)

            Cash flow from financing activities:
               Dividends paid                        (1,463)  (1,193)  (1,030)
               Payments on long-term debt               ---   (4,369)    (332)
                                                     ______   ______   ______
                 Cash flow (used in)
                  financing activities               (1,463)  (5,562)  (1,362)
                                                     ______   ______   ______
            Change in cash                              ---      ---      ---
            Beginning cash                                1        1        1
                                                     ______   ______   ______
            Ending cash                               $   1 $      1 $      1
                                                     ======   ======   ======

            Independent Auditors' Report

            To The Board of Directors and Stockholders
            Of Central Corporation

            We have audited the accompanying consolidated statements of condition of Central Corporation and subsidiary as of December 31, 1994 and 1993, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits. The financial statements of the Corporation for the year ended December 31, 1992 were audited by other auditors whose report, dated January 20, 1993, expressed an unqualified opinion on those statements.

            We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

            In our opinion, such 1994 and 1993 consolidated financial statements present fairly, in all material respects, the financial position of Central Corporation and subsidiary at December 31, 1994 and 1993, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.


            /s/ Deloitte & Touche LLP
            Baton Rouge, Louisiana
            January 24, 1995

                                        FIRST COMMERCE CORPORATION
                            PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                               (UNAUDITED)

                          FIRST COMMERCE CORPORATION
               PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                (UNAUDITED)

  In addition to the proposed merger with Central Corporation (Central), First Commerce Corporation (FCC) has two other transactions pending which are described below. The unaudited pro forma condensed combined balance sheet as of March 31, 1995 and the unaudited pro forma condensed combined statements of income for the three months ended March 31, 1995 and for the years ended December 31, 1994, 1993 and 1992 appearing on the following pages give effect to the proposed mergers of Central, Lakeside Bancshares, Inc. (Lakeside) and Peoples Bancshares, Inc. (Peoples) into FCC. A brief description of each of the proposed mergers follows.

  FCC and Central, the parent company of Central Bank, Monroe, Louisiana, have signed a definitive agreement to merge Central into FCC. Under the terms of the agreement, Central Bank will retain separate bank status and will become a wholly owned subsidiary of FCC. Shareholders of Central will receive 1.67 shares, subject to reduction in certain limited circumstances not expected to occur, of FCC common stock for each share of Central common stock outstanding. The exact number of shares will be determined at the time the merger is effected but in no event will exceed 6,792,453 shares.

  FCC and Lakeside have signed a definitive agreement to merge the two companies and their respective subsidiaries, The First National Bank of Lake Charles (FNBLC) and Lakeside National Bank of Lake Charles (LNB). Shareholders of Lakeside will receive shares of FCC common stock with a value of approximately $30 million. The exact number of shares will be determined at the time the mergers are effected.

  FCC and Peoples have signed a definitive agreement to merge the two companies. Peoples' majority owned subsidiary, Peoples Bank and Trust Company of St. Bernard (Peoples Bank), will be merged with FCC's wholly owned subsidiary, First National Bank of Commerce. Shareholders of Peoples and the minority shareholders of Peoples Bank will receive shares of FCC common stock with a value of approximately $30.6 million. The exact number of shares will be determined at the time the mergers are effected.

  The proposed mergers will be accounted for as poolings-of-interests. The pro forma financial statements have been prepared to reflect the consummation of all of the proposed mergers. No assurance can be given, however, that any or all of the mergers will be consummated, and consummation of one or more of the proposed mergers is not a condition to the consummation of any other proposed merger.

  On February 17, 1995, FCC completed mergers with First Bancshares, Inc. (First) and City Bancorp, Inc. (City). The First merger was accounted for as a pooling-of-interests; accordingly, FCC's financial statements have been restated. The City merger was accounted for using the purchase method of accounting. FCC's results of operations include nonrecurring costs associated with these mergers of approximately $1.5 million after taxes for the three months ended March 31, 1995 and $2 million after taxes for the year ended December 31, 1994.

  No provision has been made for nonrecurring charges or credits directly related to the proposed mergers in the pro forma financial statements. Such charges are estimated to be $6 to $8 million after taxes. The unaudited pro forma condensed combined balance sheet includes adjustments directly attributable to the proposed mergers based on estimates derived from information currently available.

  The pro forma financial statements do not purport to be indicative of the financial position or results of operations that would actually have been obtained if the proposed mergers had been in effect at such dates or for such periods, or of the results that may be obtained in the future.

                                  FIRST COMMERCE CORPORATION
                     PRO FORMA CONDENSED COMBINED BALANCE SHEET (UNAUDITED)
                                     March 31, 1995
                                     (In thousands)


                                                    Historical
                                --------------------------------------------------                          Pro             Pro
                                                                                         Lakeside          Forma           Forma
                                    FCC       Central      Lakeside      Peoples <FN6> Divestiture <FN1>Adjustments <FN2>Combined
                                ----------  -----------  ------------  -----------    -------------    -------------  ------------
ASSETS
 Cash and due from banks        $  343,176  $    38,408  $     12,562  $     7,207    $     (6,904)    $          -   $   394,449
 Interest-bearing deposits in
   other banks                         151          137         8,990            -                -               -         9,278
 Securities held to maturity        10,179       84,751        39,564       20,953                -               -       155,447
 Securities available for sale   2,590,376       35,742         9,010       68,210                -               -     2,703,338
 Trading account securities         13,613            -             -            -                -               -        13,613
 Federal funds sold and
   securities purchased under
   resale agreements                 2,825       56,035         2,123       17,000                -               -        77,983
 Loans and leases, net of
   unearned income               3,577,687      594,709        92,913       55,979         (25,534)               -     4,295,754
  Allowance for loan losses       (57,828)      (9,929)       (3,028)      (2,298)                -               -      (73,083)
                                ----------- ------------ ------------- ------------   --------------   -------------  ------------
   Net loans and leases          3,519,859      584,780        89,885       53,681         (25,534)               -     4,222,671
 Premises and equipment            129,264       19,199         8,013        7,723            (701)               -       163,498
 Goodwill and other intangible
   assets                           21,064          826             -          397                -               -        22,287
 Other assets                      248,819       14,174         1,756        4,564            (105)               -       269,208
                                ----------- ------------ ------------- ------------   --------------   -------------  ------------
   Total assets                 $6,879,326  $   834,052  $    171,903  $   179,735    $    (33,244)    $          -   $ 8,031,772
                                =========== ============ ============= ============   ==============   =============  ============

LIABILITIES
 Noninterest-bearing deposits   $1,233,515  $   114,959  $     44,795  $    33,275    $    (11,067)    $          -   $ 1,415,477
 Interest-bearing deposits       4,434,589      629,035       108,484      122,838         (25,735)               -     5,269,211
                                ----------- ------------ ------------- ------------   --------------   -------------  ------------
   Total deposits                5,668,104      743,994       153,279      156,113         (36,802)               -     6,684,688
 Short-term borrowings             489,215        8,179             -        1,730                -               -       499,124
 Other liabilities                  85,965        9,096         1,084        5,032            1,218               -       102,395
 Long-term debt                     88,665            -             -        1,277                -               -        89,942
                                ----------- ------------ ------------- ------------   --------------   -------------   -----------
   Total liabilities             6,331,949      761,269       154,363      164,152         (35,584)               -     7,376,149
                                ----------- ------------ ------------- ------------   --------------   -------------   -----------
STOCKHOLDERS' EQUITY
 Preferred stock                    59,934            -             -            -                -               -        59,934
 Common stock                      147,234        4,067         1,250          602                -          38,942 <FN3> 192,095
 Capital surplus                   140,262       15,904         2,500        3,026                -        (39,208) <FN3> 122,484
 Retained earnings                 232,139       52,975        13,882       12,733            2,340               -       314,069
 Unearned restricted stock
   compensation                    (1,056)            -             -            -                -               -       (1,056)
 Treasury stock                   (13,760)            -             -        (266)                -             266 <FN3>(13,760)
 Unrealized gain(loss) on
   securities available for
   sale                           (17,376)        (163)          (92)        (512)                -               -      (18,143)
                                ----------- ------------ ------------- ------------   --------------   -------------   -----------
   Total stockholders'
    equity                         547,377       72,783        17,540       15,583            2,340               -       655,623
                                ----------- ------------ ------------- ------------   --------------   -------------   -----------
   Total liabilities and
     stockholders' equity       $6,879,326  $   834,052  $    171,903  $   179,735    $    (33,244)    $          -    $8,031,772
                                =========== ============ ============= ============   ==============   =============   ===========
(See accompanying notes)



                PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (UNAUDITED)
                         Three Months Ended March 31, 1995
                         (In thousands, except share data)




                                                                     Historical
                                          ------------------------------------------------------         Pro              Pro
                                                                                                        Forma            Forma
                                               FCC         Central       Lakeside      Peoples <FN6> Adjustments       Combined
                                          -------------  ------------  ------------  -----------   ---------------  ------------
Interest income                           $    118,754   $    16,295   $     2,990   $    2,958    $            -   $    140,997
Interest expense                                48,508         6,551           692        1,044                 -         56,795
                                          -------------  ------------  ------------  -----------   ---------------  -------------

Net interest income                             70,246         9,744         2,298        1,914                 -         84,202
Provision for loan losses                        3,007           230          (75)            -                 -          3,162
                                          -------------  ------------  ------------  -----------   ---------------  -------------
Net interest income after
  provision for loan losses                     67,239         9,514         2,373        1,914                 -         81,040
Other income                                    16,204         4,201           743          438                 -         21,586
Operating expense                               67,668         9,000         2,130        1,960                 -         80,758
                                          -------------  ------------  ------------  -----------   ---------------  -------------

Income before income tax expense                15,775         4,715           986          392                 -         21,868
Income tax expense                               5,142         1,752           352          129                 -          7,375
                                          -------------  ------------  ------------  -----------   ---------------  -------------
Net income                                      10,633         2,963           634          263                 -         14,493
Preferred dividend requirements                  1,087             -             -            -                 -          1,087
                                          -------------  ------------  ------------  -----------   ---------------  -------------
Income applicable to common shares        $      9,546   $     2,963   $       634   $      263    $            -   $     13,406
                                          =============  ============  ============  ===========   ===============  =============

Earnings per share <FN4>
  Primary                                 $       0.33   $      0.73   $      1.27   $    11.24                     $       0.35
  Fully diluted                           $       0.33   $      0.73   $      1.27   $    11.24                     $       0.35

Weighted average shares outstanding <FN4>
  Primary                                   29,103,906     4,061,731       500,000       23,408                       38,075,987
  Fully diluted                             29,103,906     4,061,731       500,000       23,408                       38,075,987

(See accompanying notes)



                 PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (UNAUDITED)
                               Year Ended December 31, 1994
                             (In thousands, except share data)




                                                        Historical
                     ------------------------------------------------------------------------     Pro               Pro
                                                                                                  Forma            Forma
                         FCC             Central           Lakeside          Peoples<FN6>      Adjustments        Combined
                   ----------------  ----------------  ----------------  ----------------    ---------------- ----------------
Interest income     $       427,790   $        56,314   $        11,533   $        11,601     $             -    $       507,238
Interest expense            156,522            21,084             2,724             3,625                   -            183,955
                    ----------------  ----------------  ----------------  ----------------    ----------------   ----------------
Net interest income         271,268            35,230             8,809             7,976                   -            323,283
Provision for loan
   losses                   (11,443)            1,025                 -                 -                   -            (10,418)
                    ----------------  ----------------  ----------------  ----------------    ----------------   ----------------
Net interest income after
  provision for loan
  losses                    282,711            34,205             8,809             7,976                   -            333,701
Other income                 69,564            16,132             3,238             1,707                   -             90,641
Operating expense           253,659            34,531             9,710             7,624                   -            305,524
                    ----------------  ----------------  ----------------  ----------------    ----------------   ----------------

Income before income
 tax expense                 98,616            15,806             2,337             2,059                   -            118,818
Income tax expense           31,854             5,279               775               619                   -             38,527
                    ----------------  ----------------  ----------------  ----------------    ----------------   ----------------
Net income                   66,762            10,527             1,562             1,440                   -             80,291
Preferred dividend
 requirements                 4,347                 -                 -                 -                   -              4,347
                    ----------------  ----------------  ----------------  ----------------    ----------------   ----------------
Income applicable
 to common shares   $        62,415   $        10,527   $         1,562   $         1,440     $             -    $        75,944
                    ================  ================  ================  ================    ================   ================

Earnings per share <FN4>
  Primary           $          2.15   $          2.59   $          3.12   $         61.52                        $          2.00
  Fully diluted     $          2.10   $          2.59   $          3.12   $         61.52                        $          1.97

Weighted average
shares outstanding <FN4>
  Primary                29,022,779         4,066,731           500,000            23,408                             37,994,860
  Fully diluted          31,817,158         4,066,731           500,000            23,408                             40,789,239

(See accompanying notes)

                 PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (UNAUDITED)
                               Year Ended December 31, 1993
                             (In thousands, except share data)



                                           Historical
                 ----------------------------------------------------------------------           Pro               Pro
                                                                                                 Forma             Forma
                    FCC               Central           Lakeside          Peoples <FN6>       Adjustments        Combined
                 ----------------  ----------------  ----------------  ----------------    ----------------   ----------------
Interest income   $       413,973   $        52,889   $        11,999   $        12,525     $             -    $       491,386
Interest expense          148,353            20,084             3,207             3,819                   -            175,463
                  ----------------  ----------------  ----------------  ----------------    ----------------   ----------------
Net interest income       265,620            32,805             8,792             8,706                   -            315,923
Provision for
 loan losses               (5,804)            3,080                 -               300                   -             (2,424)
                  ----------------  ----------------  ----------------  ----------------    ----------------   ----------------

Net interest income after
  provision for
  loan losses             271,424            29,725             8,792             8,406                   -            318,347
Other income              104,964            15,898             3,256             1,816                   -            125,934
Operating expense         231,665            32,404             9,764             7,859                   -            281,692
                   ----------------  ----------------  ----------------  ----------------    ----------------   ----------------
Income before
 income tax expense       144,723            13,219             2,284             2,363                   -            162,589
Income tax expense         43,521             4,194               822               804                   -             49,341
                  ----------------  ----------------  ----------------  ----------------    ----------------   ----------------
Net income <FN5>          101,202             9,025             1,462             1,559                   -            113,248
Preferred dividend
 requirements               4,348                 -                 -                 -                   -              4,348
                  ----------------  ----------------  ----------------  ----------------    ----------------   ----------------
Income applicable
 to common shares $        96,854   $         9,025   $         1,462   $         1,559     $             -    $       108,900
                  ================  ================  ================  ================    ================   ================

Earnings per share <FN4>
  Primary         $          3.36   $          2.22   $          2.92   $         66.60                        $          2.88
  Fully diluted   $          3.11   $          2.22   $          2.92   $         66.60                        $          2.74

Weighted average
shares outstanding <FN4>
  Primary              28,837,748         4,066,731           500,000            23,408                             37,809,829
  Fully diluted        34,830,540         4,066,731           500,000            23,408                             43,802,621

(See accompanying notes)


                  PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (UNAUDITED)
                                 Year Ended December 31, 1992
                              (In thousands, except share data)


                                                    Historical
                   --------------------------------------------------------------------         Pro                Pro
                                                                                               Forma              Forma
                      FCC              Central          Lakeside          Peoples<FN6>       Adjustments         Combined
                 ----------------  ----------------  ----------------  ----------------    ----------------   ----------------
Interest income  $       419,196   $        56,309   $        13,593   $        14,633     $             -    $       503,731
Interest expense         170,031            25,979             4,798             5,197                   -            206,005
                 ----------------  ----------------  ----------------  ----------------    ----------------   ----------------

Net interest
 income                  249,165            30,330             8,795             9,436                   -            297,726
Provision for
 loan losses              22,720             4,185               675             1,506                   -             29,086
Net interest
 income after    ----------------  ----------------  ----------------  ----------------    ----------------   ----------------
  provision
  for loan losses        226,445            26,145             8,120             7,930                   -            268,640
Other income              98,682            14,498             4,167             1,882                   -            119,229
Operating expense        213,515            30,270            10,383             7,862                   -            262,030
                 ---------------  ----------------  ----------------  ----------------    ----------------   ----------------
Income before
 income tax expense
 and minority
 interest               111,612            10,373             1,904             1,950                   -            125,839
Income tax expense       34,539             3,321               689               660                   -             39,209
                  ----------------  ----------------  ----------------  ----------------    ----------------   ----------------
Net income before
 minority interest       77,073             7,052             1,215             1,290                   -             86,630
Earnings of
 minority interest          918                 -                 -                 -                   -                918
                  ----------------  ----------------  ----------------  ----------------    ----------------   ----------------
Net income               76,155             7,052             1,215             1,290                   -             85,712
Preferred dividend
 requirements             4,076                 -                 -                 -                   -              4,076
                  ----------------  ----------------  ----------------  ----------------    ----------------   ----------------
Income applicable
 to common
  shares         $       72,079    $        7,052    $        1,215    $        1,290      $            -     $       81,636
                  ================  ================  ================  ================    ================   ================

Earnings per share <FN4>

  Primary       $          2.73   $          1.73   $          2.43   $         55.11                        $          2.31
  Fully diluted $          2.58   $          1.73   $          2.43   $         55.11                        $          2.25

Weighted average shares outstanding <FN4>

  Primary            26,434,077         4,066,731           500,000            23,408                             35,406,158
  Fully diluted      32,273,902         4,066,731           500,000            23,408                             41,245,983

(See accompanying notes)



                 NOTES TO PRO FORMA CONDENSED COMBINED
                 FINANCIAL STATEMENTS (Unaudited)


<FN1>  In order to eliminate any concern about the competitive impact of the proposed merger with Lakeside, FCC and Lakeside have committed to the divestiture of two branches of LNB as required by regulators. The sale of the two branches will include loans, deposits, premises and equipment, and cash related to the branches. The amounts shown represent the estimated book values of the assets and liabilities to be sold as a result of these divestitures, for a premium of $3.6 million before taxes. The pro forma condensed combined income statements do not reflect any adjustments for the divestiture. Any such adjustments are estimated to be immaterial to the results of operations of the pro forma condensed combined financial statements.

<FN2>  In connection with the proposed mergers, FCC will issue shares of its common stock to the shareholders of Central, Lakeside and Peoples and to the minority shareholders of Peoples Bank. To calculate pro forma information, it has been assumed that the number of outstanding shares of FCC common stock includes shares to be issued upon consummation of the mergers.

       Under the terms of the proposed merger with Central, the number of shares of FCC common stock to be issued will be 1.67 times the number of Central common shares outstanding at the date of the merger, not to exceed 6,792,453 shares. These pro formas assume the issuance of 6,791,441 shares of FCC common stock based on the number of shares of Central common stock outstanding as of March 31, 1995.


       Under the terms of the proposed merger with Lakeside, the number of shares of FCC common stock to be delivered will be determined by reference to the average of the closing sales prices of a share of FCC common stock for the 20 trading days ending on the fifth trading day before the closing date for the merger. For purposes of these pro formas, the conversion rate has been assumed to be 2.16, based on the average closing sales prices of a share of FCC common stock for the 20 trading days ending May 22, 1995 of $27.79.

       Under the terms of the proposed merger with Peoples, the number of shares of FCC common stock to be delivered will be determined by reference to the average of the closing sales prices of a share of FCC common stock for the 10 trading days ending on the last trading day before the closing date for the merger. For purposes of these pro formas, the conversion rate has been assumed to be 44.31 for each share of Peoples common stock and 44.02 for each share of Peoples Bank common stock owned by the minority interest, based on the average closing sales prices of a share of FCC common stock for the 10 trading days ending May 22, 1995 of $27.81.

<FN3>  Calculation of Pro Forma Capital.  As required by generally accepted accounting principles under the pooling-of-interests method of accounting, FCC's common stock account has been decreased by the balance in common stock for Central, Lakeside and Peoples and increased by the par value of the FCC common stock assumed to be issued under the proposed mergers. An analysis of these adjustments follows (in thousands):


                                               Stockholders' Equity
                            ---------------------------------------------------------------------------
                                                                              Loss On
                                                                             Securities      Total
                              Common     Capital    Retained    Treasury      Available   Stockholders'
                              Stock      Surplus    Earnings     Stock        For Sale       Equity
                            ---------------------------------------------------------------------------
Central (A)                $   33,957  $  (13,986) $        -  $        -     $     -     $   19,971
                               (4,067)    (15,904)          -           -           -        (19,971)

Lakeside (B)                    5,398      (1,648)          -           -           -          3,750
                               (1,250)     (2,500)          -           -           -         (3,750)

Peoples (C)                     5,506      (2,144)          -           -           -          3,362
                                 (602)     (3,026)          -         266           -         (3,362)
                            ---------------------------------------------------------------------------
                           $   38,942  $  (39,208) $        -  $      266     $     -     $      -
                            ===========================================================================


   (A) Issuance of 6,791,441 shares of FCC common stock for 4,066,731 shares of Central common stock in a transaction accounted for as a pooling-of-interests. FCC's common stock account has been decreased by the balance in Central's common stock account ($4,067,000) and increased by the par value of the FCC common stock issued ($33,957,000).

   (B) Issuance of 1,079,525 shares of FCC common stock for 500,000 shares of Lakeside common stock in a transaction accounted for as a pooling-of-interests. FCC's common stock account has been decreased by the balance in Lakeside's common stock account ($1,250,000) and increased by the par value of the FCC common stock issued ($5,398,000).

   (C) Issuance of 1,101,115 shares of FCC common stock for 24,082 shares of Peoples common stock (less 674 shares of treasury stock retired) and for the minority interest in Peoples Bank in a transaction accounted for as a pooling-of-interests. FCC's common stock account has been decreased by the balance in Peoples common stock account ($602,000) and increased by the par value of the FCC common stock issued ($5,506,000).

<FN4>  Pro forma earnings per share have been computed on the pro forma combined weighted average shares outstanding. Pro forma combined weighted average shares outstanding include weighted average outstanding shares of FCC common stock, after adjustment for shares of FCC common stock assumed to be issued in connection with the proposed mergers. Income for primary earnings per share is adjusted for preferred stock dividends. Income for fully diluted earnings per share is adjusted for interest related to convertible debentures, net of the related income tax effect, and preferred stock dividends.
       For the first quarter of 1995, convertible items were antidilutive; therefore, the primary and fully diluted earnings per share computations are the same.

<FN5>  Lakeside and Peoples adopted Statement of Financial Accounting
       Standards No. 109, "Accounting for Income Taxes" in 1993 and reported the cumulative effect of this change in their respective 1993 consolidated statements of income. The effect of this change was a $131,000 decrease in net income for Lakeside and a $36,000 decrease in net income for Peoples. These amounts are not considered to be components of ongoing results and, accordingly, have not been included in the historical or combined pro forma amounts presented.

<FN6>  The Peoples historical information presented reflects Peoples
       Bancshares, Inc., the Peoples Bank minority interest, and certain properties of the Peoples Properties Limited Partnership.
       Individually, these entities are not material. Therefore, they are reflected in the pro forma financial statements on a combined basis.

                                     SIGNATURE



                    Pursuant to the requirements of the Securities Exchange
               Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


 Dated:  May 31, 1995                 FIRST COMMERCE CORPORATION


                                   By:  /s/  Thomas L. Callicutt, Jr.
                                   ________________________________________
                                             Thomas L. Callicutt, Jr.
                                        Senior Vice President, Controller
                                        and Principal Accounting Officer

                                      EXHIBIT INDEX



                                                                    Page
               Exhibits                                            Number

                   4.1 Indenture     between    First    Commerce
                       Corporation and Republic Bank Dallas, N.A.
                       (now NationsBank of Texas, N.A.), Trustee,
                       including the form  of 12-3/4% Convertible
                       Debenture due 2000, Series  A  included as
                       Exhibit     4.1    to    First    Commerce
                       Corporation's Annual Report on Form 10-K for the year ended December 31, 1985 and incorporated herein by reference.

                   4.2 Indenture     between    First    Commerce
                       Corporation and Republic Bank Dallas, N.A.
                       (now NationsBank of Texas, N.A.), Trustee,
                       including the form  of 12-3/4% Convertible
                       Debenture due 2000, Series  B  included as
                       Exhibit     4.2    to    First    Commerce
                       Corporation's Annual Report on Form 10-K for the year ended December 31, 1986 and incorporated herein by reference.

                  23.1 Consent of Ernst & Young LLP

                  23.2 Consent of Deloitte & Touche LLP